UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0336997
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Transferable Subscription Rights to Purchase Class A common stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A is being filed in connection with DISH Network Corporation’s (the “Registrant”) listing of transferable subscription rights (the “Subscription Rights”) to purchase shares of the Registrant’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the NASDAQ Stock Market LLC. The Registrant has applied to list the Subscription Rights on the NASDAQ Global Select Market on a “when-issued” basis under the symbol “DISHV” commencing on November 22, 2019 and on a “regular way” basis under the symbol “DISHR” commencing on November 25, 2019.

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated November 7, 2019 under “Description of Subscription Rights” and in the Prospectus Supplement dated November 22, 2019 under “The Rights Offering”, filed with the Commission on November 22, 2019 under Rule 424(b)(5), pursuant to the Company’s registration statement on Form F-3ASR (File No. 333-234552) filed with the Commission on November 7, 2019 (the “Registration Statement”), under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Exhibit No.	Description

3.1

Amended and Restated Articles of Incorporation of DISH Network Corporation (incorporated by reference to Exhibit 3.1(a) on the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2003, Commission File No. 0-26176), as amended by the Certificate of Amendment to the Articles of Incorporation of DISH Network Corporation (incorporated by reference to Annex 1 on DISH Network Corporation’s Definitive Information Statement on Schedule 14C filed on December 31, 2007, Commission File No. 0-26176) and as further amended by the Certificate of Amendment to the Articles of Incorporation of DISH Network Corporation, effective November 3, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DISH Network Corporation filed November 3, 2015, Commission File No. 0-26176).

3.2

Amended and Restated Bylaws of DISH Network Corporation (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH Network Corporation filed November 7, 2019, Commission File No. 0-26176).

4.1	Form of Subscription Rights Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed November 22, 2019, Commission File No. 0-26176).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DISH NETWORK CORPORATION

Date: November 22, 2019	By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President and General Counsel